UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

Microsemi Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08866	95-2110371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Enterprise Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 380-6100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2012, Microsemi Corporation, a Delaware corporation (“Microsemi”), entered into (i) Amendment No. 3 (“Amendment No. 3”) to its existing Credit Agreement dated as of November 2, 2010, as amended by Amendment No. 1 to the Credit Agreement, dated as of March 2, 2011, and Amendment No. 2 to the Credit Agreement, dated as of October 13, 2011, which amended and restated the existing Credit Agreement (such amended and restated Credit Agreement, the “Existing Credit Agreement”; and as amended by Amendment No. 3, the “Amended Credit Agreement”), with Morgan Stanley Senior Funding, Inc. (“MSSF”), Morgan Stanley & Co. LLC and the lenders referred to therein and (ii) an Increase Term Joinder (“Increase Term Joinder”) to the Amended Credit Agreement, with MSSF.

Pursuant to the Existing Credit Agreement, certain lenders provided $850,000,000 senior secured first lien credit facilities, consisting of a term loan facility in an aggregate principal amount of $800,000,000 (the “Term Loan Facility”) and a revolving credit facility in an aggregate principal amount of $50,000,000 (the “Revolving Facility”). Amendment No. 3 provides for, among other things, (i) a new tranche of term loans (the “New Term Loans”), which replaced the term loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of Amendment No. 3 (the “Replaced Term Loans”), (ii) new pricing terms, (iii) certain modifications to the excess cash flow prepayment provisions and (iv) an increase in the amount of incremental credit facilities that Microsemi can request to an aggregate amount not to exceed $212,000,000 (increased from $200,000,000 pursuant to the Existing Credit Agreement). Except as modified by Amendment No. 3 as described above, the terms of the New Term Loans are the same as the terms of the Replaced Term Loans. The Increase Term Joinder provides for an incremental term loan facility in an aggregate principal amount of $12,000,000. The terms of the loans under the incremental facility (the “Incremental Term Loans”) are the same as the terms of the New Term Loans. The proceeds of the Incremental Term Loans will be used to pay the prepayment premium for the Replaced Term Loans and other fees and expenses incurred in connection with Amendment No. 3 and for general corporate purposes.

The foregoing summary of Amendment No. 3 and the Increase Term Joinder does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 3 and the Increase Term Joinder, copies of which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of February 17, 2012, by and among Microsemi Corporation, Morgan Stanley Senior Funding, Inc., Morgan Stanley & Co. LLC and the lenders referred to therein.

10.2	Increase Term Joinder, dated as of February 17, 2012, by and among Microsemi Corporation and Morgan Stanley Senior Funding, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microsemi Corporation
(Registrant)

	By:	/s/ JOHN W. HOHENER
Date: February 21, 2012		John W. Hohener
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of February 17, 2012, by and among Microsemi Corporation, Morgan Stanley Senior Funding, Inc., Morgan Stanley & Co. LLC and the lenders referred to therein.

10.2	Increase Term Joinder, dated as of February 17, 2012, by and among Microsemi Corporation and Morgan Stanley Senior Funding, Inc.